SUB-ITEM 77Q(1)(a)(1)

BY-LAWS

OF

Artio Global Investment Funds
(Formerly Julius Baer Investment Funds)

FIFTH AMENDED AND RESTATED AS OF OCTOBER 13, 2008

ARTICLE 1

Agreement and Declaration of Trust and Principal Office

1.1            Agreement and Declaration of Trust. These By-Laws shall be subject to the Amended and Restated Master Trust Agreement, as from time to time in effect (the “Master Trust Agreement”), of Artio Global Investment Funds (formerly Julius Baer Investment Funds), the Massachusetts business trust established by the Master Trust Agreement (the “Trust”).

1.2            Principal Office of the Trust. The principal office of the Trust shall be located at 330 Madison Avenue, new York, New York 10017.

ARTICLE 2

Meetings of Trustees

2.1            Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.2            Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trust, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer of the Trustees calling the meeting.

2.3            Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purpose of the meeting.

2.4            Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.5            Participation by Telephone. One or more of the Trustees or of any committee of the Trustees may participate in a meeting thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE 3

Officers and Chairman

3.1            Enumeration; Qualification. The officers of the Trust shall be a President of the Trust, a Treasurer, a Secretary, a Chief Compliance Officer, a Chief Financial Officer and such other officers, including Vice Presidents, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time in their discretion may appoint. The Chairman of the Trust shall be a Trustee; and any officer may be but none need be a Trustee or shareholder. Any two or more offices may be held by the same person.

3.2            Election. The President of the Trust, the Treasurer, the Secretary, the Chief Compliance Officer and the Chief Financial Officer shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any office may be filled at any time. The Chairman shall be elected by the Trustees.

3.3            Tenure. The President of the Trust, the Treasurer, the Secretary, the Chief Compliance Officer, and the Chief Financial Officer shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees. The Chairman shall serve and hold office for an indefinite term, and until a successor is duly elected and qualified.

3.4            Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Master Trust Agreement set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.5            Chairman. The Chairman shall attend and preside at all meetings of the Board of Trustees.

3.6            President. The President shall be the chief executive officer of the Trust and shall see that all orders and resolutions of the Board of Trustees are carried into effect. The President shall also be the chief administrative officer of the Trust and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe. Together, the President and Chief Financial Officer shall be responsible for the establishment, maintenance, and evaluation of internal controls and certifications of any reports as required by applicable laws and regulations.

3.7            Treasurer. The Treasurer shall be the accounting officer of the Trust, and shall, subject to the provisions of the Master Trust Agreement and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and account records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

3.8            Secretary. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the shareholders or Trustees, an assistant secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.9            Chief Compliance Officer. The Chief Compliance Officer shall be responsible for administering the Trust’s policies and procedures reasonably designed to prevent violation of the federal securities laws.  The Chief Compliance Officer shall report directly to Board of Trustees.  The Chief Compliance Officer must annually furnish the Board of Trustees with a written report on the operation of the Trust's policies and procedures and those of its service providers.

3.10            Chief Financial Officer. The Chief Financial Officer shall be responsible for both the strategic and operational aspects of financial planning, management and record-keeping, subject to the provisions of the Master Trust Agreement and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. Together, the Chief Financial Officer and President shall be responsible for the establishment, maintenance, and evaluation of internal controls and certifications of any reports as required by applicable laws and regulations.

3.11            Resignations and Removals. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, the President, the Secretary, the Chief Compliance Officer, or the Chief Financial Officer or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except for the Chief Compliance Officer, the Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust; no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal.

3.12            Designation and Compensation of Chief Compliance Officer.  The designation and compensation of the Chief Compliance Officer must be approved by a majority of the entire Board of Trustees, including a majority of the trustees who are not interested persons of the Corporation, as that term is defined in the Investment Company Act of 1940 (“Independent Trustees”).  The Chief Compliance Officer can be removed from that position only by action of (and with the approval of) a majority of the entire Board of Trustees, including a majority of the Independent Trustees.  The Chief Compliance Officer must meet, no less frequently than annually, separately with the Independent Trustees.

ARTICLE 4

Committees

4.1            General. The Trustees, by vote of a majority of the Trustees then in office, may elect from their number an Executive committee or other committees and may delegate thereof some or all of their powers except those which by law, by the Master Trust Agreement, or by these By-Laws may not be delegated. Except as the trustees may otherwise determine, any such committee may make rules for the conduct or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Trustees themselves. All members of such committees shall hold such office at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their power or duties shall keep records of its meetings, and shall report its action to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

ARTICLE 5

Reports

5.1            General. The Trustees and officers shall render reports at the time and in the manner required by the Master Trust Agreement or any applicable law. Officers and Committees shall render such additional reports as they may deed desirable or as may from time to time be required by the Trustees.

ARTICLE 6

Seal

6.1            General. The seal of the Trust shall consist of a flat-faced die with the word “Massachusetts”, together with the name of the trust and the year of its organization, cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 7

Execution of Papers

7.1            General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President or the Treasurer and need not bear the seal of the Trust.

ARTICLE 8

Issuance of Share Certificates

8.1            Share Certificates. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purpose hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

The Trustees may at any time authorize the issuance of share certificates.  In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees.  Such certificate shall be signed by the President or a Vice President and by the Treasurer or Assistant Treasurer.  Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust.  In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

8.2            Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

8.3            Issuance of New Certificate to Pledgee. A pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder, and entitled to vote thereon.

8.4            Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of shares certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

ARTICLE 9

Custodian

9.1            General. The Trust shall at all times employ a bank or trust company having a capital, surplus and undivided profits of at least Two Million Dollars ($2,000,000) as Custodian of the capital assets of the Trust. The Custodian shall be compensated for its services by the Trust and upon such basis as shall be agreed upon from time to time between the Trust and the Custodian.

ARTICLE 10

Dealings with Trustees and Officers

Any Trustee, officer or other agent of the Trust may acquire, own and dispose of shares of the Trust to the same extent as if he or she were not a trustee, officer or agent; and the Trustees may accept subscriptions to share or repurchase shares from any firm or company in which he or she is interested.

ARTICLE 11

Shareholders

11.1            Meetings. A meeting of the shareholders of the Trust shall be held whenever called by the Trustees and whenever election of a Trustee or Trustees by shareholders is required by the provisions of section 16(a) of the Investment Company Act of 1940 for that purpose. The Trustees shall promptly call and give notice of a meeting of shareholders for the purpose of voting upon removal of any Trustees of the Trust when requested to do so in writing by shareholders holding not less than 10% of the shares then outstanding. Meetings of shareholders for any other purpose shall also be called by the Trustees when requested in writing by shareholders holding at least 10% of the shares then outstanding, or if the Trustees shall fail to call or give notice of any meeting of shareholders for a period of 30 days after such application, then shareholders holding at least 10% of the shares then outstanding may call and give notice of such meeting.

11.2            Record Dates. For the purpose of determining the shareholders who are entitled to vote or act at a meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or any part of such period.

ARTICLE 12

Amendments to the By-Laws

12.1            General. These By-laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

ARTICLE 13

Declaration of a Trust

The Master Trust Agreement establishing Artio Global Investment Funds (formerly Julius Baer Investment Funds), dated April 30, 1992 as amended and restated April 2, 2008, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name Artio Global Investment Funds refers to the Trustees under the Master Trust Agreement collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Artio Global Investment Funds shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim or otherwise, in connection with the future affairs of Artio Global Investment Funds, but the Trust Estate only shall be liable.

Adopted:  September 24, 2008 (to become effective October 13, 2008.)